Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information included herein presents the unaudited pro forma condensed combined statements of income (loss) based upon the historical financial statements of Ironwood Pharmaceuticals, Inc (“Ironwood” or the “Company”) and VectivBio Holding AG (the “Acquiree” or “VectivBio”), which include the Company’s acquisition of VectivBio (the “VectivBio Acquisition”) and the Ironwood Financing (as defined below) (collectively, the “Transaction”), and the adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2022 and the six months ended June 30, 2023 give effect to the Transaction as if it had occurred on January 1, 2022, the first day of the Company’s fiscal year 2022, and combines the historical results of Ironwood and VectivBio. The unaudited pro forma condensed combined statement of income (loss) for the six months ended June 30, 2023 combines the unaudited condensed consolidated statement of income (loss) and comprehensive income (loss) of Ironwood with VectivBio’s unaudited interim condensed consolidated statements of operations and other comprehensive loss for the period January 1, 2023 through the Acquisition Date (as defined below) on June 29, 2023. VectivBio’s unaudited interim condensed consolidated statements of operations and other comprehensive loss for the period January 1, 2023 through the Acquisition Date has been prepared solely for the purpose of this unaudited pro forma condensed combined financial information and in a manner consistent with the accounting policies applied by VectivBio in its historical financial statements for the fiscal year ended December 31, 2022. The unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended December 31, 2022 combines the audited consolidated statement of income and comprehensive income of Ironwood with VectivBio’s audited consolidated statement of operations and other comprehensive loss for the fiscal year ended December 31, 2022. No unaudited pro forma condensed combined balance sheet is presented herein because the Transaction is already reflected in the Company’s most recent condensed consolidated balance sheet as of June 30, 2023 which was previously filed with the Securities and Exchange Commission.

The historical financial statements of Ironwood and VectivBio have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transaction in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). VectivBio’s historical consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Therefore, the historical financial information of VectivBio used in the pro forma financial statements reflect certain reclassifications (see Note 2) and certain U.S. GAAP adjustments for accounting policies consistent with those applied by Ironwood (see Note 4).

The unaudited pro forma financial information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by Ironwood in its historical financial statements for the six months ended June 30, 2023, and the year ended December 31, 2022. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined statements of income (loss). The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the VectivBio Acquisition, any termination, restructuring or other costs to integrate the operations of Ironwood and VectivBio or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements, with the exception of the non-recurring restructuring charges that were recognized during the six months ended June 30, 2023, as disclosed in Note 4. The unaudited pro forma condensed combined financial has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Ironwood acquired VectivBio during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information and actual results. The pro forma adjustments included in the accompanying unaudited pro forma condensed combined financial information are based on currently available data and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;
●	The separate audited consolidated financial statements of Ironwood as of and for the fiscal year ended December 31, 2022 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●	The separate unaudited condensed consolidated financial statements of Ironwood as of and for the six months ended June 30, 2023 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023;
●	The separate restated audited consolidated financial statements of VectivBio as of and for the fiscal year ended December 31, 2022 and the related notes, included as Exhibit 99.1 to Ironwood’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 11, 2023 (the “Form 8-K/A”), of which this Exhibit 99.2 is a part.

Description of the Transaction

On June 29, 2023 (the “Acquisition Date”), Ironwood completed the previously announced tender offer contemplated by that certain Transaction Agreement, dated as of May 21, 2023 (the “Transaction Agreement”), by and between VectivBio and Ironwood. Pursuant to the Transaction Agreement and the tender offer initiated in connection therewith, Ironwood acquired approximately 98% of the outstanding registered ordinary shares, nominal value of CHF 0.05 per share (the “shares”) of VectivBio. The tender offer and withdrawal rights contemplated by the Transaction Agreement expired one minute after 11:59 P.M., Eastern Time, on June 28, 2023. Therefore, the VectivBio historical unaudited interim condensed consolidated statement of operations and other comprehensive loss presents activity for the period January 1, 2023 through 12:00 A.M. Eastern Time on June 29, 2023 rather than end of day June 29, 2023.

At the time Ironwood accepted for payment all of the shares that were validly tendered and not validly withdrawn (the “Acceptance Time”) in the tender offer, each share was cancelled in exchange for a price per share equal to $17.00, net to the shareholders of VectivBio in cash, without interest and subject to any applicable withholding taxes. Further, under the terms of the Transaction Agreement, at the Acceptance Time:

•	Each option to purchase shares (each, a “VectivBio Stock Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Acceptance Time was cancelled in exchange for an amount in cash equal to the product, rounded down to the nearest cent, of (i) the excess, if any, of the $17.00 per share offer price over the exercise price per share of such VectivBio Stock Option and (ii) the number of shares subject to such VectivBio Stock Option. If the exercise price per share of any VectivBio Stock Option was equal to or greater than the $17.00 per share offer price, such VectivBio Stock Option was automatically cancelled for no consideration with no further force or effect;
•	Each restricted share unit award of VectivBio covering shares that vested based solely on the passage of time (each, a “VectivBio RSU Award”) that was outstanding immediately prior to the Acceptance Time automatically became fully vested and was cancelled in exchange for an amount in cash equal to the product, rounded down to the nearest cent of (A) the $17.00 per share offer price and (B) the number of shares subject to such VectivBio RSU Award as of immediately prior to the Acceptance Time; and
•	Each warrant to obtain shares outstanding immediately prior to the Acceptance Time was cancelled and exchanged for the right to receive cash equal to $17.00 per share, less the warrant exercise price of $5.5243 per share, for the number of shares subject to the warrants.

Ironwood intends that, in accordance with the laws of Switzerland and a merger agreement expected to be entered into between Ironwood Pharmaceuticals GmbH, a limited liability company organized under the laws of Switzerland and a subsidiary of Ironwood (“Merger Sub”), and VectivBio, Merger Sub and VectivBio will consummate a statutory squeeze-out merger pursuant to which VectivBio will be merged with Merger Sub, and Merger Sub will continue as the surviving entity and a wholly-owned subsidiary of Ironwood.

Description of the Ironwood Financing

In May 2023, in connection with the VectivBio Acquisition, the Company entered into a credit agreement (the “Revolving Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, collateral agent, a letter of credit issuer and a lender, and the other agents, lenders and letter of credit issuers parties thereto. The Revolving Credit Agreement provides for a four-year $500.0 million secured revolving credit facility (the “Revolving Credit Facility”), which includes a $10.0 million letter of credit subfacility, and loans made thereunder will mature on the earliest to occur of (i) May 21, 2027 or (ii) the date that is 91 days prior to the stated maturity date of the Company’s existing convertible notes then outstanding, unless, in the case of clause (ii), the Company’s minimum liquidity equals or exceeds certain agreed levels. In June 2023, the Company borrowed $400.0 million to partially finance the VectivBio Acquisition (the “Ironwood Financing”).

At the Company’s election, borrowings under the Revolving Credit Agreement bear interest at a rate equal to (a) Adjusted Term Secured Overnight Financing Rate (“SOFR”) (as defined in Revolving Credit Agreement) plus the applicable rate (ranging from 1.75% to 3.00%) or (b) the highest of (1) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus one half of 1.0%, (2) the prime lending rate or (3) the one-month Adjusted Term SOFR plus 1.0% in effect from time to time plus the applicable rate (ranging from 0.75% to 2.00%). The applicable rates are based on the Company’s consolidated secured net leverage ratio (as defined under the Revolving Credit Facility) at the time of the applicable borrowing. The Company also pays a quarterly commitment fee of 0.30% to 0.425% on the daily amount by which the commitments under the Revolving Credit Agreement exceed the outstanding loans and letters of credit.

In connection with the Revolving Credit Agreement, the Company incurred $2.9 million of debt issuance costs, which primarily consisted of $2.0 million of lender fees and $0.9 million of legal and other professional fees, which were capitalized and are amortized on a straight-line basis over the four-year term of the Revolving Credit Agreement and reflected in the unaudited condensed consolidated financial statements of Ironwood as of and for the six months ended June 30, 2023.

Accounting for the Acquisition

The VectivBio Acquisition is accounted for as an asset acquisition under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, because substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable in-process research and development (“IPR&D”) asset, apraglutide, VectivBio’s lead investigational asset. Apraglutide is a next-generation, long-acting synthetic GLP-2 analog being developed for a range of rare GI diseases and is currently in Phase III clinical trial for the potential treatment of SBS-IF. The Company recognized the acquired assets and assumed liabilities based on the consideration paid, inclusive of transaction costs, on a relative fair value basis as of the Acquisition Date. In accordance with the accounting for asset acquisitions, an entity that acquires IPR&D assets in an asset acquisition follows the guidance in ASC Topic 730, Research and Development, which requires that both tangible and intangible identifiable research and development assets with no alternative future use be allocated a portion of the consideration transferred and recorded as research and development expense at the Acquisition Date.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Transaction had been completed on January 1, 2022, nor is it indicative of the future results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the Six Months Ended June 30, 2023

[in USD (000), except share and per share data]

	Ironwood Historical for the Six Months Ended June 30, 2023	Adjusted Historical VectivBio for the Period January 1, 2023 to June 29, 2023 (Note 2)	Transaction Accounting Adjustments – VectivBio Acquisition	Note 4	Other Transaction Accounting Adjustments – Ironwood Financing	Note 4	Pro Forma Combined
Revenues:
Collaborative arrangements revenue	$211,443	$5,635	$-		$-		$217,078
Total revenues	211,443	5,635	-		-		217,078
Operating expenses:
Research and development	47,424	66,596	(973)	(a)	-		113,047
Selling, general and administrative	83,601	69,506	359	(b)	-		153,466
Restructuring expenses	13,011	-	-		-		13,011
Acquired in-process research and development	1,090,449	-	(1,090,449)	(c)	-		-
Total operating expenses	1,234,485	136,102	(1,091,063)		-		279,524
Income (loss) from operations	(1,023,042)	(130,467)	1,091,063		-		(62,446)
Other (expense) income:
Interest expense and other financing costs	(3,367)	(1,185)	1,182	(d)	(20,048)	(h)	(23,418)
Interest and investment income	16,029	1,677	-		-		17,706
Gain (loss) on derivatives	19	(8,194)	8,194	(e)	-		19
Other income (expense), net	12,681	(7,702)	9,376		(20,048)		(5,693)
Income (loss) before income taxes	(1,010,361)	(138,169)	1,100,439		(20,048)		(68,139)
Income tax (expense) benefit	(33,403)	(522)	-	(f)	5,413	(h)	(28,512)
Net income (loss)	(1,043,764)	(138,691)	1,100,439		(14,635)		(96,651)
Less: Net income (loss) attributable to noncontrolling interests	(27,291)	-	23,700	(g)	-		(3,591)
Net income (loss) attributable to Ironwood Pharmaceuticals, Inc.	$(1,016,473)	$(138,691)	$1,076,739		$(14,635)		$(93,060)

Net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —basic	$(6.56)						$(0.60)
Net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —diluted	$(6.56)						$(0.60)

Weighted average shares used in computing net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —basic	154,912						154,912
Weighted average shares used in computing net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —diluted	154,912						154,912

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2022

[(in USD (000), except share and per share data]

	Ironwood Historical for the Year Ended December 31, 2022	VectivBio Historical as Adjusted for the Year Ended December 31, 2022 (Note 2)	Transaction Accounting Adjustments – VectivBio Acquisition	Note 4	Other Transaction Accounting Adjustments – Ironwood Financing	Note 4	Pro Forma Combined
Revenues:
Collaborative arrangements revenue	$410,596	$27,341	$-		$-		$437,937
Total revenues	410,596	27,341	-		-		437,937
Operating expenses:
Research and development	44,265	81,232	6,103	(a)	-		131,600
Selling, general and administrative	115,994	37,383	10,347	(b)	-		163,724
Restructuring expenses	-	-	-		-		-
Acquired in-process research and development	-	-	1,090,449	(c)	-		1,090,449
Total operating expenses	160,259	118,615	1,106,899		-		1,385,773
Income (loss) from operations	250,337	(91,274)	(1,106,899)		-		(947,836)
Other (expense) income:
Interest expense and other financing costs	(7,598)	(2,095)	2,071	(d)	(40,096)	(h)	(47,718)
Interest and investment income	9,501	618	-		-		10,119
Gain (loss) on derivatives	182	(877)	877	(e)	-		182
Other income (expense), net	2,085	(2,354)	2,948		(40,096)		(37,417)
Income (loss) before income taxes	252,422	(93,628)	(1,103,951)		(40,096)		(985,253)
Income tax (expense) benefit	(77,357)	(468)	-	(f)	10,826	(h)	(66,999)
Net income (loss)	175,065	(94,096)	(1,103,951)		(29,270)		(1,052,252)
Less: Net income (loss) attributable to noncontrolling interests	-	-	(29,523)	(g)	-		(29,523)
Net income (loss) attributable to Ironwood Pharmaceuticals, Inc.	$175,065	$(94,096)	$(1,074,428)		$(29,270)		$(1,022,729)

Net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —basic	$1.13						$(6.63)
Net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —diluted	$0.96						$(6.63)

Weighted average shares used in computing net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —basic	154,366						154,366
Weighted average shares used in computing net income (loss) per share attributable to Ironwood Pharmaceuticals, Inc. shareholders —diluted	186,312						154,366

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and present the pro forma statements of income (loss) after giving effect to the VectivBio Acquisition and Ironwood Financing (collectively, the Transaction).

Ironwood’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. VectivBio’s historical consolidated financial statements were prepared in accordance with IFRS as issued by the IASB and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align Ironwood and VectivBio’s financial statement presentation. Adjustments to conform VectivBio’s accounting policies to Ironwood’s accounting policies are discussed in Note 4.

For accounting purposes, the VectivBio Acquisition was accounted for as an asset acquisition in accordance with ASC 805, Business Combinations, as substantially all the fair value of the gross assets acquired was concentrated in a single identifiable IPR&D asset, apraglutide. Acquired net assets are recognized based on the consideration paid, inclusive of transaction costs, on a relative fair value basis. Furthermore, in accordance with the accounting for asset acquisitions, an entity that acquires IPR&D assets in an asset acquisition follows the guidance in ASC 730, Research and Development, which requires that both tangible and intangible identifiable research and development assets with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the acquisition date.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Ironwood believes are reasonable under the circumstances. Ironwood is not aware of any material transactions between Ironwood and VectivBio during the periods presented. Accordingly, adjustments to eliminate transactions between Ironwood and VectivBio have not been reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2022 and the six months ended June 30, 2023 give effect to the Transaction as if it had occurred on January 1, 2022, the first day of the Company’s fiscal year 2022. The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Transaction had been completed on January 1, 2022, nor is it indicative of the future results of the combined company.

Note 2 - Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of VectivBio’s financial information to identify differences in accounting policies as compared to those of Ironwood and differences in financial statement presentation as compared to the presentation of Ironwood. VectivBio’s historical financial information was prepared in accordance with IFRS as issued by the IASB. The pro forma adjustments include certain reclassification adjustments to conform VectivBio’s historical financial statement presentation to Ironwood’s financial statement presentation for material differences to the unaudited pro forma condensed combined financial information after evaluating potential areas of differences.

A)	Refer to the table below for a summary of reclassification adjustments made to present VectivBio’s statement of operations for the six months ended June 30, 2023 to conform with the financial statement presentation of Ironwood:

[in USD (000)]	VectivBio Historical Unaudited Interim Condensed Consolidated Statement of Operations Line Items	Ironwood Historical Unaudited Condensed Consolidated Statement of Income (Loss) Line Items	VectivBio IFRS Unaudited Interim Condensed Consolidated Statement of Operations for the period January 1, 2023 to June 29, 2023	Reclassification	Note	VectivBio As Adjusted for the Six Months Ended June 29, 2023
	Revenue from contracts with customers	Collaborative arrangements revenue	$5,635	$-		$5,635
	Research and development expenses	Research and development	63,569	3,027	(c)	66,596
	General and administrative expenses	Selling, general and administrative	66,327	3,179	(a)(c)	69,506
	Financial expenses	Interest expense and other financing costs	(9,708)	8,523	(a)(b)(d)	(1,185)
		Gains (loss) on derivatives	-	(8,194)	(b)	(8,194)
	Financial income	Interest and investment income	1,677	-		1,677
	Foreign exchange differences, net		(6,185)	6,185	(c)	-
	Income Taxes	Income tax (expense) benefit	(214)	(308)	(d)	(522)

(a) Reclassification of an insignificant amount of certain fees from Financial expenses to Selling, general and administrative.

(b) Reclassification of gain and (loss) from recurring fair value measurement changes of ($8.2) million from Financial expenses to Gains (loss) on derivatives.

(c) Reclassification of Foreign exchange differences, net with $3.0 million reclassified to Research and development and $3.2 million reclassified to Selling, general and administrative.

(d) Reclassification of interest expense of $0.3 million from Financial expenses to Income tax (expense) benefit related to accrued interest associated with an uncertain tax position.

B)	Refer to the table below for a summary of adjustments made to present VectivBio’s statement of operations for the year ended December 31, 2022 to conform with the U.S. GAAP accounting policies and financial statement presentation of Ironwood:

[in USD (000)]	VectivBio Historical Consolidated Statement of Operations Line Items	Ironwood Historical Consolidated Statement of Income (Loss) Line Items	VectivBio IFRS Historical Condensed Consolidated Balances for the Year Ended December 31, 2022	Reclassification	Note	VectivBio As Adjusted for the Year Ended December 31, 2022
	Revenue from contracts with customers	Collaborative arrangements revenue	$27,341	$-		$27,341
	Research and development expenses	Research and development	73,953	7,279	(c)	81,232
	General and administrative expenses	Selling, general and administrative	33,912	3,471	(a)(c)	37,383
	Financial expenses	Interest expense and other financing costs	(3,525)	1,430	(a)(b)(d)	(2,095)
		Gain (loss) on derivatives	-	(877)	(b)	(877)
	Financial income	Interest and investment income	676	(58)	(b)	618
	Foreign exchange differences, net		(10,616)	10,616	(c)	-
	Income Taxes	Income tax (expense) benefit	(107)	(362)	(d)	(468)

(a) Reclassification of an insignificant amount of certain fees from Financial expenses to Selling, general and administrative.

(b) Reclassification of gains and (losses) from recurring fair value measurement changes from Financial expenses of ($0.9) million and Financial Income of $0.1 million to Gains (loss) on derivatives.

(c) Reclassification of Foreign exchange differences, net with $7.3 million reclassified to Research and development and $3.3 million reclassified to Selling, general and administrative.

(d) Reclassification of interest expense of $0.4 million from Financial expenses to Income tax (expense) benefit related to accrued interest associated with an uncertain tax position.

Note 3 –VectivBio Acquisition Purchase Price Allocation

Total Purchase Consideration

On June 29, 2023, the Company completed a tender offer to purchase the outstanding shares at a price per share of $17.00, net to the shareholders of VectivBio in cash, without interest and subject to any applicable withholding taxes. The aggregate consideration paid by the Company to acquire the shares accepted for payment was approximately $1.2 billion. The Company financed the acquisition through proceeds from the borrowings under the Revolving Credit Agreement, cash on hand, and cash of VectivBio.

[in USD (000)]	Amount
Cash consideration paid to selling shareholders (i)	$1,041,391
Cash consideration paid to settle VectivBio restricted stock units (“RSUs”) and stock options (ii)	78,003
Consideration paid to settle VectivBio warrants (iii)	3,720
Transaction costs	26,270
Fair value of noncontrolling interest (iv)	26,218
Total purchase consideration	$1,175,602

(i) The cash consideration paid to selling shareholders was determined based on the total number of shares tendered at closing of 61,258,315 at a per share price of $17.00.

(ii) The cash consideration paid to settle VectivBio RSUs and stock options issued under VectivBio’s equity incentive plans was determined based on the total number of underlying shares of 8,904,171 at a per share price of $17.00, less the exercise price for stock options.

(iii) The cash consideration paid to settle VectivBio warrants was determined based on the total number of VectivBio warrant shares outstanding at close of 324,190 at a per share price of $11.4757 calculated as the per share price of $17.00, less the exercise price of $5.5243 per share.

(iv) The fair value of the non-controlling interest was determined based on the total number of shares outstanding at closing of 1,547,723 at the closing date of the tender offer, using the VectivBio closing share price on June 28, 2023 of $16.94.

Cost Allocation

The VectivBio Acquisition was accounted for as an asset acquisition under ASC Topic 805 because substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable IPR&D asset, apraglutide, VectivBio’s lead investigational asset. Apraglutide is a next-generation, long-acting synthetic GLP-2 analog being developed for a range of rare GI diseases and is currently in Phase III clinical trial for the potential treatment of SBS-IF. The Company recognized the acquired assets and assumed liabilities based on the consideration paid, inclusive of transaction costs, on a relative fair value basis. In accordance with the accounting for asset acquisitions, an entity that acquires IPR&D assets in an asset acquisition follows the guidance in ASC Topic 730, which requires that both tangible and intangible identifiable research and development assets with no alternative future use be allocated a portion of the consideration transferred and recorded as research and development expense at the acquisition date.

The following table summarizes the allocation of purchase consideration based on the relative fair value of assets acquired and liabilities assumed by the Company as recognized in Ironwood’s unaudited pro forma condensed combined statement of income (loss) for the six months ended June 30, 2023:

[in USD (000)]	Amount
Assets:
Cash and cash equivalents	$123,340
Prepaid expenses and other current assets	10,867
Property and equipment	126
Intangible assets (i)	4,100
Acquired in-process research and development (ii)	1,090,449
Total assets acquired	$1,228,882
Liabilities assumed
Current liabilities	37,377
Other liabilities	15,903
Total liabilities assumed	53,280
Net assets acquired	$1,175,602

(i) The fair value of the assembled workforce was estimated using the replacement cost method using inputs including hiring costs, training costs, estimated salaries and productivity metrics.

(ii) The fair value of the acquired IPR&D asset, apraglutide, was estimated using the multi-period excess earnings method. The projected cash flows used to estimate the fair value of the IPR&D reflect significant assumptions regarding the estimates a market participant would make in order to evaluate a drug development asset, including estimates of potential cash flows. The projected cash flows were adjusted for the probabilities of success and discounted to present value using an appropriate discount rate.

Note 4 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Income (Loss)

In addition to the pro forma adjustments described herein, certain non-recurring acquisition-related costs that will not affect the combined income (loss) beyond twelve months after the acquisition date were incurred and recognized in the historical reported amounts and were not adjusted in the unaudited pro forma condensed combined financial information.

VectivBio’s unaudited interim condensed consolidated statement of operations for the period January 1, 2023 to June 29, 2023 includes the following non-recurring costs that are reflected in the unaudited pro forma condensed combined statement of income (loss) for the six months ended June 30, 2023:

(i) $35.1 million of transaction costs incurred in connection with the VectivBio Acquisition reflected within Selling, general and administrative;

(ii) $2.3 million related to liability insurance for certain VectivBio directors and officers in connection with the VectivBio Acquisition reflected within Selling, general and administrative; and

(iii) $16.0 million and $24.9 million reflected within Research and development and Selling, general and administrative, respectively, of one-time pre-combination share-based compensation expense for the vesting acceleration of historical VectivBio awards as a result of the VectivBio Acquisition.

There is no material income tax effect from the aforementioned non-recurring costs, as management assumed an annual effective income tax rate of approximately 0% given VectivBio’s history of net losses and valuation allowance in Switzerland.

Ironwood’s unaudited pro forma condensed combined statement of income (loss) for the six months ended June 30, 2023 includes the following non-recurring costs that are reflected in the unaudited pro forma condensed combined statement of income (loss) for the six months ended June 30, 2023:

(i) $9.6 million reflected within Restructuring expenses related to severance and other separation benefits in connection with the elimination of certain positions following the VectivBio Acquisition;

(ii) $14.8 million and $19.2 million reflected within Research and development and Selling, general and administrative, respectively, of one-time post-combination share-based compensation expense and related employer payroll tax expense related to the vesting acceleration and settlement of outstanding VectivBio stock options and RSUs under VectivBio’s 2021 Equity Incentive Plan; and

(iii) $0.7 million of acquisition-related costs incurred in connection with the VectivBio Acquisition that do not qualify as asset acquisition costs under ASC 805 and are therefore excluded from total purchase consideration; these amounts are reflected within Selling, general and administrative.

There is no material income tax effect from the aforementioned non-recurring costs identified in (i) and (ii) because the expenses pertain to VectivBio and its subsidiaries, for which management assumed an annual effective income tax rate of approximately 0% given VectivBio's history of net losses and valuation allowance in Switzerland. The income tax benefit of non-recurring expenses identified in (iii) is $0.2 million based on a blended Ironwood annual effective tax rate of 27 percent.

Adjustments included in the Transaction Accounting Adjustments – VectivBio Acquisition column and Other Transaction Accounting Adjustments – Ironwood Financing column in the accompanying unaudited pro forma condensed combined statements of earnings (loss) for the six months ended June 30, 2023 and fiscal year ended December 31, 2022 are as follows:

(a) Adjustment reflects U.S. GAAP adjustment of ($1.0) million and $6.1 million to Research and development for the six months ended June 30, 2023 and year ended December 31, 2022, respectively, to conform VectivBio’s graded-vesting method for share-based compensation expense recognition to Ironwood’s straight-line method for share-based compensation expense recognition.

(b) Reflects the adjustments to Selling, general and administrative (“SG&A”):

[in USD (000)]	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Amortization of acquired intangible assets (i)	$407	$820
VectivBio transaction bonuses (ii)	(920)	-
Recognition of incremental difference between graded and straight-line vesting for share-based compensation (iii)	872	9,527
Net pro forma transaction accounting adjustment to SG&A	$359	$10,347

(i) Adjustment reflects incremental amortization expense of $0.4 million and $0.8 million for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively, related to the identified assembled workforce intangible asset acquired in connection with the VectivBio Acquisition.

(ii) Adjustment reflects the reversal of one-time compensation cost of $0.9 million related to transaction retention bonuses owed to certain former VectivBio employees in connection with the VectivBio Acquisition. The amount was accounted for in both VectivBio and Ironwood historical reported amounts, and therefore this adjustment eliminates one of the charges. This is a non-recurring expense that does not affect the unaudited pro forma condensed combined statements of income (loss) beyond twelve months after the closing of the VectivBio Acquisition.

(iii) Adjustment reflects increase of $0.9 million and $9.5 million for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively, to conform VectivBio’s graded-vesting method for share-based compensation expense recognition to Ironwood’s straight-line method for share-based compensation expense recognition

(c) Adjustment reflects the reclassification of $1,090 million of IPR&D expense recognized by Ironwood during the six months ended June 30, 2023 to the pro forma condensed combined statement of income (loss) for the year ended December 31, 2022 to give effect as if the Transaction had occurred on January 1, 2022. This charge related to the identifiable IPR&D asset, apraglutide, and was expensed immediately upon acquisition. This is a non-recurring expense that does not affect the unaudited pro forma condensed combined statements of income (loss) beyond twelve months after the closing of the VectivBio Acquisition.

(d) Adjustment reflects the reversal of amortization of debt discounts, issuance costs and interest expense of $1.2 million and $2.1 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, related to VectivBio’s historical debt and warrant arrangements with Kreos Capital IV (UK) Limited (“Kreos”), which were settled by VectivBio at the closing of the VectivBio Acquisition.

(e) Adjustment reflects the reversal of gains (losses) from recurring fair value measurements of ($8.2) million and $0.9 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, related to VectivBio’s historical debt and warrant arrangements with Kreos, which were settled by VectivBio at the closing of the VectivBio Acquisition.

(f) There is no material income tax effect from the VectivBio Acquisition transaction accounting adjustments for the six months ended June 30, 2023 and the year ended December 31, 2022, as management assumed an annual effective income tax rate of approximately 0% given VectivBio’s history of net losses and valuation allowance in Switzerland. The effective tax rate could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income, changes in tax law and reassessment of judgments. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rates will likely vary from the actual effective rate in periods subsequent to completion of the Transaction.

(g) Adjustment reflects the effects of the Noncontrolling Interest in VectivBio to give effect as if the Transaction had occurred on January 1, 2022. The Noncontrolling Interest of 2.5% represents outstanding shares of VectivBio not tendered in the tender offer completed on June 29, 2023 and is assumed to remain outstanding during the six months ended June 30, 2023 and the year ended December 31, 2022.

(h) Adjustment reflects new interest expense of $20.0 million and $40.1 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, for interest expense on outstanding borrowings, commitment fees on remaining borrowing capacity, and amortization of debt issuance costs associated with the Ironwood Financing. The adjustment has an income tax benefit effect of $5.4 and $10.8 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, based on Ironwood’s blended statutory tax rate of 27%. Interest expense was recognized on the outstanding borrowings of $400.0 million at an annual interest rate of 9.75% and the commitment fee was recognized on the remaining borrowing capacity of $100.0 million at an annual interest rate of 0.375 percent. The pro forma adjustments assume the borrowings were outstanding since January 1, 2022 (with no subsequent borrowings or repayments) at constant interest rate and commitment fee rates during the period based on the Company's applicable rates under the Revolving Credit Agreement as of June 30, 2023.

A sensitivity analysis on interest expense for the six months ended June 30, 2023 and the year ended December 31, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the debt financing. The following table shows the change in the interest expense for the debt financing transaction described above:

[in USD (000)]	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Interest expense assuming:
Increase in interest rate of 0.125%	$19,750	$39,500
Decrease in interest rate of 0.125%	$19,250	$38,500

Net Income (Loss) per Share

For the six months ended June 30, 2023 and the year ended December 31, 2022, the Company has pro forma combined net loss attributable to Ironwood Pharmaceuticals, Inc., and therefore, did not differentiate basic and diluted earnings per share.